      As filed with the Securities and Exchange Commission on June 6, 2005
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ATLAS PIPELINE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)



              Delaware                                        23-3011077
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

   311 Rouser Road, Moon Township, PA                            15108
(Address of Principal Executive Offices)                       (Zip Code)

             ATLAS PIPELINE PARTNERS, L.P. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               Michael L. Staines
                         Atlas Pipeline Partners GP, LLC
                                 311 Rouser Road
                             Moon Township, PA 15108
                     (Name and address of agent for service)

                                 (412) 262-2830
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Mark E. Rosenstein
                            Ledgewood Law Firm, P.C.
                               1521 Locust Street
                             Philadelphia, PA 19102
                                 (215) 731-9450

                                                CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED
                                                   PROPOSED MAXIMUM                  MAXIMUM
TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE PER            AGGREGATE OFFERING                AMOUNT OF
TO BE REGISTERED             REGISTERED(1)             UNIT(2)                       PRICE(2)                 REGISTRATION FEE
Common units of                435,000                  $42.00                      $18,270,000                    $2,151
limited partner
interest

_______________
(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also shall be deemed to cover an indeterminate number of additional common units of limited partner interest issuable in the event the number of outstanding units of the registrant is increased by split, reorganization, recapitalization or the like.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices of the registrant's common units as reported on the New York Stock Exchange on June 1, 2005.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

Information required by this item to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Information required by this item to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission are incorporated by reference in this registration statement:

    o   Our annual report on Form 10-K for the year ended December 31, 2004.

    o   Our quarterly report on Form 10-Q for the quarter ended March 31, 2005.

    o Our current reports on Form 8-K filed March 14, 2005, March 22, 2005, April 18, 2005, May 13, 2005, May 24, 2005 and May 27, 2005.

    o The description of our common units contained in our Form 8-A, as amended, filed on May 10, 2004.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the registrant's partnership agreement, the registrant will indemnify the following persons, by reason of their status as such, to the fullest extent permitted by law, from and against all losses, claims or damages arising out of or incurred in connection with the registrant's business:

         o   the general partner;

         o   any departing general partner;

         o any person who is or was an affiliate of the general partner or any departing general partner;

         o any person who is or was a member, partner, officer, director, employee, agent or trustee of the general partner, any departing general partner or the registrant's subsidiary operating partnership, or any affiliate of a general partner, any departing general partner or the registrant's subsidiary operating partnership; or

         o any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.

         The registrant's indemnification obligation arises only if the indemnified person acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the registrant's best interests. With respect to criminal proceedings, the indemnified person must not have had reasonable cause to believe that the conduct was unlawful.

         Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the bylaws of each of Atlas America, Inc. and Resource America, Inc. provide that its officers and directors (including those who act at its request as officers of and directors of subsidiaries) shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of their duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director or officer derives an improper personal benefit. In addition, the bylaws of each provide for indemnification of its officers and directors to the fullest extent permitted under Delaware law, including indemnification for their service as officers and directors of subsidiaries.

         Substantially the same provisions regarding indemnification are contained in the limited liability company agreement of Atlas Pipeline Partners GP, LLC, the registrant's general partner.

         The registrant maintains directors' and officers' liability insurance for itself, its subsidiaries and Atlas Pipeline Partners GP, LLC.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

         3.1 Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P.(1)
         4.1      Form of common unit certificate.(2)
         4.2      Atlas Pipeline Partners, L.P. Long-Term Incentive Plan.(3)
         5.1 Opinion of Ledgewood as to the legality of the securities being registered.
         23.1     Consent of Grant Thornton LLP.
         23.2     Consent of Ledgewood (contained in Exhibit 5.1).
         24.1     Power of Attorney (included in signature pages).
         _____________________
         (1) Previously filed as an exhibit to the registration statement on Form S-3 (File No. 333-113523).
         (2) Previously filed as an exhibit to the registration statement on Form S-1 (File No. 333-85193).
         (3) Previously filed as an appendix to the definitive proxy statement on Schedule 14A filed on January 13, 2004.

ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a) of Regulation S-K

The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by item 512(b) of Regulation S-K

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 6, 2005.

                                ATLAS PIPELINE PARTNERS, L.P.

                                By: Atlas Pipeline Partners GP, LLC, its General
                                    Partner

                                    By: /s/ Michael L. Staines
                                       -----------------------------------------
                                    Michael L. Staines
                                    President and Chief Operating Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Jonathan Z. Cohen and Michael L. Staines, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated for Atlas Pipeline Partners GP, LLC on June 6, 2005.



Signature                           Title
---------                           -----

/s/ Edward E. Cohen                 Chairman of the Managing Board and
--------------------------------    Chief Executive Officer
Edward E. Cohen

/s/ Jonathan Z. Cohen               Vice Chairman of the Managing Board
--------------------------------
Jonathan Z. Cohen

/s/ Michael L. Staines              President, Chief Operating Officer and
--------------------------------    Managing Board Member
Michael L. Staines

/s/ Matthew A. Jones                Chief Financial Officer
--------------------------------
Matthew A. Jones

/s/  Sean P. McGrath                Chief Accounting Officer
--------------------------------
Sean P. McGrath

/s/ Gayle P.W. Jackson              Managing Board Member
--------------------------------
Gayle P.W. Jackson

/s/ Curtis D. Clifford              Managing Board Member
--------------------------------
Curtis D. Clifford

/s/ Tony C. Banks                   Managing Board Member
--------------------------------
Tony C. Banks

/s/ Martin Rudolph                  Managing Board Member
--------------------------------
Martin Rudolph